SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 29, 2006
UNITED STATES LIME & MINERALS, INC.
(Exact Name of Registrant as Specified in Charter)

TEXAS (State or other jurisdiction of incorporation or organization)	0-4197 (Commission File Number)	75-0789226 (I.R.S. Employer Identification No.)

5429 LBJ FREEWAY, SUITE 230, DALLAS, TEXAS (Address of principal executive offices)	75240 (Zip Code)
(972) 991-8400
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On December 29, 2006, the Employment Agreement, dated as of May 2, 2003 (the “Agreement”), between United States Lime & Minerals, Inc. (the “Company”) and the Company’s President and Chief Executive Officer, Timothy W. Byrne, was amended (the “Amendment”). The Amendment provides that, as of December 29, 2006, Mr. Byrne will no longer be entitled to be granted 30,000 stock options on the last day of each fiscal year that Mr. Byrne is employed under the Agreement, but instead will be entitled to be granted on such day 7,500 shares of restricted stock that will vest in two equal installments on the six- and 12-month anniversaries of the date of grant and 7,500 stock options. The Amendment was approved by the Compensation Committee of the Company’s Board of Directors and the full Board, with Mr. Byrne recusing himself from the Board’s vote on the matter.
     Pursuant to the Amendment, on December 29, 2006, the Compensation Committee granted Mr. Byrne 7,500 shares of restricted stock and 7,500 stock options. The grants were made under the Company’s 2001 Long-Term Incentive Plan.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, United States Lime & Minerals, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 8, 2007	UNITED STATES LIME & MINERALS, INC.
	By:	/s/ M. Michael Owens
M. Michael Owens, Vice President and
Chief Financial Officer